Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SeaBright Insurance Holdings, Inc.

We consent to the use of our reports dated March 17, 2008, with respect to the consolidated balance sheets of SeaBright Insurance Holdings, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007, annual report on Form 10-K of SeaBright Insurance Holdings, Inc., incorporated herein by reference.

As discussed in Note 2 of the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/ KPMG LLP

Seattle, Washington

July 18, 2008